EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Oplink Communications, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 13, 2010.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ Kevin Oram
	Name:	Kevin Oram
	Title:	Managing Member

KEVIN ORAM
By:	/s/ Kevin Oram

PETER UDDO
By:	/s/ Peter Uddo

Annex A
Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.
During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Settlement
Date	Amount	Price
7/6/2010	9323	(13.73)
7/6/2010	20870	(13.85)
7/6/2010	5859	(13.73)
7/6/2010	13116	(13.85)
7/6/2010	16088	(13.73)
7/6/2010	36014	(13.85)
7/7/2010	14663	(14.03)
7/7/2010	9215	(14.03)
7/7/2010	25302	(14.03)
8/5/2010	3306	(16.46)
8/5/2010	1117	(16.46)
8/5/2010	5640	(16.46)
8/5/2010	16771	(16.46)
8/5/2010	39413	(16.46)
8/5/2010	13753	(16.46)
8/6/2010	(836)	18.89
8/6/2010	(532)	18.89
8/6/2010	(2532)	18.89
8/9/2010	1240	(18.70)
8/9/2010	419	(18.70)
8/9/2010	2116	(18.70)
8/9/2010	6293	(18.70)
8/9/2010	14776	(18.70)
8/9/2010	5156	(18.70)
8/9/2010	(175)	18.89
8/9/2010	(125)	18.88